Exhibit T3C-6

REGISTRATION RIGHTS JOINDER AGREEMENT

REGISTRATION RIGHTS JOINDER AGREEMENT (this “Agreement”), dated as of May 1, 2006, by and among WCI Steel, Inc., a Delaware corporation (formerly known as WCI Steel Acquisition, Inc., the “Company”), WCI Steel Metallurgical Services, Inc., a Delaware corporation (formerly known as WCI Steel Metallurgical Services Acquisition, Inc., “WCI Metallurgical”), WCI Steel Production Control Services, Inc., a Delaware corporation (formerly known as WCI Steel Production Control Services Acquisition, Inc., “WCI Production”), Youngstown Sinter Company, a Delaware corporation (formerly known as Youngstown Sinter Acquisition Company, “Youngstown”) and WCI Steel Sales, L.P., a Delaware limited partnership (formerly known as WCI Steel Sales Acquisition, L.P., “WCI Sales,” together with WCI Metallurgical, WCI Production and Youngstown, the “New Guarantors”).

WHEREAS, the Company and the Noteholders heretofore executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”) dated as of May 1, 2006, providing for the filing of a registration statement with the SEC registering the Securities. All capitalized terms used herein but not defined, shall have the meaning assigned thereto in the Registration Rights Agreement;

WHEREAS, the New Guarantors have entered into a Supplemental Indenture (the “Supplemental Indenture”) dated as of May 1, 2006, to the Indenture, dated as of May 1, 2006, with the Company and the Trustee whereby the New Guarantors have agreed to guarantee the Securities;

WHEREAS, in connection with the execution and delivery of the Supplemental Indenture, the New Guarantors have agreed to join the Registration Rights Agreement on terms described below;

WHEREAS, the New Guarantors and their boards of directors (or equivalent thereof) have concluded that the execution of this Agreement is in their best interests and have received fair value for the execution of this Agreement based on the benefits to be received by the undersigned as part of the consolidated group of entities in which the Company is the parent entity;

NOW, THEREFORE, in consideration of the benefits that each New Guarantor has or will receive under the Registration Rights Agreement, each New Guarantor signatory hereto hereby agrees for the benefit of the Noteholders, as follows:

A. Each of the New Guarantors hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Agreement, and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to the Company (including but not limited to the Company’s obligations as an indemnifying party) in the Registration Rights Agreement as if made by, and with respect to, each signatory hereto; and (iii) jointly and severally, perform all obligations and duties required of the Company pursuant to the Registration Rights Agreement, in each case under (i), (ii) and (iii) as if an original party thereto.

B. Each of the New Guarantors hereby represents and warrants and agrees with the Noteholders that it has all the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under this Agreement, that performance of this Agreement does not and will not violate any provisions of its charter, by-laws or other similar document, or, except as could not reasonably be expected to result in a material adverse effect, violate any contractual obligations binding on it; and that when this Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

C. Each of the New Guarantors hereby irrevocably agrees that the obligations of such New Guarantor under the Registration Rights Agreement shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such New Guarantor and after giving effect to any collections from or payment made by or on behalf of any other New Guarantor in respect of the obligations of such other New Guarantor under the Registration Rights Agreement, will result in the obligations of such New Guarantor under the Registration Rights Agreement not constituting a fraudulent conveyance for purposes of federal, state, local or provincial bankruptcy, fraudulent conveyance or other laws.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WCI STEEL, INC.

By: /s/ Cynthia Bezik
  Cynthia Bezik, President

WCI STEEL METALLURGICAL SERVICES, INC.

By: /s/ Cynthia Bezik
  Cynthia Bezik, President

WCI STEEL PRODUCTION CONTROL SERVICES, INC.

By: /s/ Cynthia Bezik
  Cynthia Bezik, President

WCI STEEL SALES, L.P.

By: WCI STEEL PRODUCTION CONTROL SERVICES, INC., its General Partner

By: /s/ Cynthia Bezik
   Cynthia Bezik, President

YOUNGSTOWN SINTER COMPANY

By: /s/ Cynthia Bezik
  Cynthia Bezik, President